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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Summit Technology, Inc. (the "Company") on Form S-8 of our report dated March 17, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle described in Note 2 to the consolidated financial statements), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 25, 1999